UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): March 20, 2026

Aeluma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42570	85-2807351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Castilian Drive Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

805-351-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALMU	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2026, Aeluma, Inc. (the “Company”), entered into a Sales Agreement (the “Agreement”) with Roth Capital Partners, LLC, as representative of the agents (the “Representative”), Craig-Hallum Capital Group LLC, Northland Securities, Inc. and The Benchmark Company, LLC (collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may sell from time to time to or through the Agents shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate sales price of up to $50.0 million (the “Shares”). Immediately prior to the filing of this Current Report on Form 8-K, the Company filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) with respect to the offering of up to $50.0 million of Shares pursuant to the Agreement. Any Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-289135), which was declared effective by the SEC on August 8, 2025.

The Company is not obligated to sell, and the Agents are not obligated to buy or sell, any Shares under the Agreement. No assurance can be given that the Company will sell any Shares under the Agreement, or, if it does, as to the price or number of Shares that it sells or the dates when such sales will take place.

Pursuant to the terms of the Agreement, the Company agreed to indemnify the Agents against certain liabilities, including under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agents may be required to make because of such liabilities. The Company and the Agents may each terminate the Agreement upon 5 business days’ prior written notice as provided in the Agreement.

Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market at market prices or as otherwise agreed by the Company and the Agents. There is no obligation to purchase the Shares on a principal basis pursuant to the Agreement, except as otherwise agreed by the Agents and the Company. The description of the Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Agreement, filed as Exhibit 1.1 to this Current Report on Form 8-K.

A copy of the legal opinion and consent of Faegre Drinker Biddle & Reath LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
1.1	Sales Agreement, dated as of March 20, 2026, by and between the Company, Roth Capital Partners, LLC, as the representative of the other agents party thereto
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AELUMA, INC.

Date: March 20, 2026	By:	/s/ Christopher Stewart
Christopher Stewart
Chief Financial Officer

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